Exhibit 99.1

ACCESS Newswire Reports Third Quarter 2026 Results

Gross margin expands to 75% and Adjusted EBITDA margin reaches 15% as cash flow from operations continues to improve

•	Average ARR for subscriptions per customer at the end of Q3 2026 was $12,331, up from $11,651 at the end of Q3 2025
•	Q3 2026 Adjusted EBITDA was $829,000 compared to $933,000 for Q3 2025
•	Q3 2026 revenue decreased to $5.5M compared to $5.6M in Q2 2026 and $5.7M in Q3 2025
•	Gross margin increased to 75% compared to 73% in Q2 2026 and consistent with Q3 2025
•	Cash flow from operations was $469,000 compared to $173,000 in Q2 2026 and $(582,000) in Q3 2025

RALEIGH, NC / ACCESS Newswire / ACCESS Newswire Inc. (NYSE American:ACCS), a leading business communications company, today reported its operating results for the three and nine months ended September 30, 2026. Highlights for the quarter include an increase in gross margin, increase in average ARR per customer, and positive cash flow from operations.

“Our third quarter demonstrated the resilience of our business model in a rapidly evolving news distribution market,” said Brian R. Balbirnie, ACCESS Newswire’s Founder and Chief Executive Officer. “We increased the number of active customers by 14% year-over-year, expanded gross margin to 75%, grew average revenue per release, and built continued momentum and revenue contribution from our Insight & Analytics, social monitoring and PRO offerings. In the third quarter, we also delivered on the margin goals we set for the second half of the year, achieving Adjusted EBITDA margin of 15% and narrowed our operating loss compared to the prior-year quarter, while continuing to generate cash.”

Mr. Balbirnie added, “We believe we are moving decisively to position ACCESS Newswire for its next phase of growth. In October we streamlined our organization across sales, development, editorial and operations, which we expect to generate annualized savings over $1.5 million, with a partial benefit in the fourth quarter and the full benefit beginning in the first quarter of 2027 and beyond. We are also sharpening our product roadmap around the outcomes our customers value most. With 75% gross margins, double-digit Adjusted EBITDA margins, positive cash flow and minimal debt, we believe we are in a strong financial position and are focused on returning to top-line growth in 2027.”

Third Quarter 2026 Highlights:

•	Revenue - Total revenue for Q3 2026 was $5.5M, a decrease of 2% compared to $5.6M in Q2 2026 and 4% compared to $5.7M in Q3 2025. The decrease in revenue is primarily the result of lower press release revenue resulting from a decrease in core volume of 15% and 12%, compared to Q2 2026 and Q3 2025, respectively, because of a softer press release market. The decrease in volume was partially offset by higher revenue per release, aided by our new social monitoring and insight and analytics products, as well as an increase in revenue from our PRO offerings.

•	Gross Margin - Gross margin for Q3 2026 was $4.2M, or 75% of revenue, compared to $4.1M, or 73% of revenue, in Q2 2026 and $4.3M, or 75% of revenue in Q3 2025. The increase in gross margin percentage compared to prior quarter is primarily related to lower distribution costs resulting from lower volumes from variable rate partners.

•	Operating Loss - Operating loss was $142,000 for Q3 2026, a decrease compared to $184,000 in Q3 2025. The decrease in operating loss resulted from a decrease in operating expenses to $4.3M in Q3 2026 compared to $4.5M in Q3 2025. Savings in general and administrative expenses, from lower non-recurring and bad debt expenses, and product development expenses, resulting from higher capitalized costs, were partially offset by additional marketing investments made in advertising and tradeshows.

•	Loss from continuing operations – On a GAAP basis, net loss from continuing operations was $80,000, or $0.02 per diluted share, for Q3 2026 compared to $45,000, or $0.01 per diluted share, in Q3 2025.

•	Non-GAAP Measures – EBITDA was $0.7M, or 12% of revenue, for Q3 2026 compared to $0.5M, or 9% of revenue for Q3 2025. Adjusted EBITDA was $0.8M, or 15% of revenue, for Q3 2026 compared to $0.9M, or 16% of revenue, for Q3 2025. Non-GAAP net income for Q3 2026 was $0.5M, or $0.14 per diluted share, compared to $0.8M, or $0.20 per diluted share, during Q3 2025. Adjusted free cash flow was $0.4M for Q3 2026 compared to $(0.4)M in Q3 2025.

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Year to date Q3 2026 Highlights:

•	Revenue - Total revenue for the first nine months of 2026 was $16.5M, a decrease of 2% compared to $16.8M during the same period of 2025. The decrease is threefold: 1) a decrease in core press release revenue of 1%, primarily due to lower average revenue per release in the first half of the year and lower volumes during Q3 2026; 2) a decrease in revenue from our webcasting products due to lower revenue from resellers and virtual annual meetings and; 3) a decrease in PRO offerings due to customer attrition.

•	Gross Margin - Gross margin for the first nine months of 2026 was $12.2M, or 74% of revenue, as compared to $12.8M, or 76% of revenue during the same period of 2025. The decrease in gross margin is partially due to an increase in press release distribution costs due to a combination of new partners, increased prices from current partners and additional usage under variable contracts as well as decreased revenue.

•	Operating Loss - Operating loss was $1.2M for the first nine months of 2026 compared to $1.1M during the same period of 2025. Partially offsetting the $0.6M decrease in gross margin, operating expenses decreased $0.5M. The decrease in operating expenses is primarily due to lower non-recurring and bad debt expense and higher capitalized software costs, partially offset by an increase in our marketing investment with an increase in advertising and tradeshow expenses.

•	Loss from continuing operations – On a GAAP basis, net loss from continuing operations was consistent at $1.0M, or $0.27 per diluted share, for the first nine months of 2026 and 2025.

•	Non-GAAP Measures – EBITDA was $1.2M, or 7% of revenue, for the first nine months of 2026, compared to $1.0M, or 6% of revenue, for the same period of 2025. Adjusted EBITDA was $2.0M, or 12% of revenue, for the first nine months of 2026 compared to $2.3M, or 14% of revenue for the same period of 2025. Non-GAAP net income for the first nine months of 2026 was $1.2M, or $0.32 per diluted share, compared to $1.5M, or $0.39 per diluted share, for the same period of 2025. Adjusted free cash flow was $1.4M for the first nine months of 2026 compared to $0.8M during the same period of 2025.

Key Performance Indicators:

•	Subscriptions: Subscription revenue for Q3 2026 was $3.2M or 60% of total revenue. Subscription customers increased during the quarter to 1,213, inclusive of 118 subscribers from our EDU platform as of September 30, 2026. Average ARR for subscriptions per customer was $12,331 (excluding EDU customers), an increase of 6% from $11,651 as of September 30, 2025.

•	Customers: As of September 30, 2026, we had 14,134 customers who had an active contract during the past twelve months, an increase of 14% from 12,445 as of September 30, 2025.

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Non-GAAP Financial Measures

The non-GAAP adjustments referenced below and herein relate to the exclusion of stock-based compensation, amortization of acquisition-related intangible assets and other expenses the Company believes to be non-recurring. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in the tables at the end of this press release.

Management believes that the use of EBITDA from continuing operations, Adjusted EBITDA from continuing operations, non-GAAP net income from continuing operations, non-GAAP net income from continuing operations per share, free cash flow and adjusted free cash flow is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Our management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating our own operating results over different periods of time.

EBITDA from continuing operations is calculated by excluding depreciation and amortization, interest expense, net, and income taxes from the loss from continuing operations. Adjusted EBITDA also excludes stock-based compensation expense, acquisition and integration costs, certain other expenses which the Company believes to be non-recurring as well as the gain or loss on the change in fair value of our interest rate swap. Non-GAAP net income from continuing operations is calculated by excluding stock-based compensation expense and amortization expense for acquisition-related intangible assets from loss from continuing operations and certain other adjustments noted in the tables below. Non-GAAP net income from continuing operations per share is calculated by dividing non-GAAP net income from continuing operations by the weighted-average diluted shares outstanding as presented in the calculation of GAAP net loss from continuing operations per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, management believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. For business combinations, management generally allocates a portion of the purchase price to intangible assets. The amount of the allocation is based on estimates and assumptions made by management and is subject to amortization. The amount of purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition and thus management does not believe they are reflective of ongoing operations.

Free cash flow, a non-GAAP measure, represents cash flow from operating activities less purchase of property and equipment and capitalized software. Adjusted free cash flow also deducts certain cash payments which the Company believe to be non-recurring in nature. Management considers free cash flow and adjusted free cash flow to be liquidity measures that provide useful information to investors about the amount of cash generated or used by the business.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on our reported financial results.

The presentation of non-GAAP financial information below and herein are not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below and not rely on any single financial measure to evaluate our business.

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RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ’000’s, except per share amounts)
CALCULATION OF EBITDA & ADJUSTED EBITDA

	Three Months Ended September 30,
	2026	2025
	Amount	Amount
Net loss from continuing operations:	$(80)	$(45)
Adjustments:
Depreciation and amortization	742	722
Interest expense, net	34	(207)
Income tax expense (benefit)	(8)	67
EBITDA from continuing operations	688	537
Acquisition and/or integration costs (1)	–	42
Other non-recurring expenses (2)	(15)	174
Stock-based compensation expense (3)	156	180
Adjusted EBITDA from continuing operations:	$829	$933

	Nine Months Ended September 30,
	2026	2025
	Amount	Amount
Net loss from continuing operations:	$(1,045)	$(1,049)
Adjustments:
Depreciation and amortization	2,174	2,203
Interest expense, net	111	(14)
Income tax benefit	(76)	(127)
EBITDA from continuing operations	1,164	1,013
Acquisition and/or integration costs (1)	–	243
Other non-recurring expenses (2)	305	505
Stock-based compensation expense (3)	566	572
Adjusted EBITDA from continuing operations:	$2,035	$2,333

(1)	This adjustment gives effect to one-time corporate projects, including acquisition, divestiture and integration related expenses, incurred during the periods.
(2)	For the three months ended September 30, 2026, this adjustment gives effect to the gain on the change in fair value of our interest rate swap of $15,000. For the nine months ended September 30, 2026, this adjustment gives effect to the gain on the change in fair value of our interest rate swap of $34,000 and non-recurring fees of $339,000. For the three months ended September 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $2,000 and non-recurring fees of $172,000. For the nine months ended September 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $80,000, as well as corporate re-brand costs of $132,000 and non-recurring fees of $293,000.
(3)	The adjustments represent stock-based compensation expense from continuing operations related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.

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CALCULATION OF NON-GAAP NET INCOME

	Three Months Ended September 30,
	2026		2025
	Amount	Per diluted share	Amount	Per diluted share
Net loss from continuing operations:	$(80)	$(0.02)	$(45)	$(0.01)
Adjustments:
Amortization of intangible assets(1)	619	0.16	622	0.16
Stock-based compensation expense(2)	156	0.04	180	0.05
Other unusual items(3)	(15)	–	216	0.06
Tax impact of adjustments(5)	(160)	(0.04)	(213)	(0.06)
Non-GAAP net income from continuing operations:	$520	$0.14	$760	$0.20
Weighted average number of common shares outstanding – diluted	3,819		3,870

	Nine Months Ended September 30,
	2026		2025
	Amount	Per diluted share	Amount	Per diluted share
Net loss from continuing operations:	$(1,045)	$(0.27)	$(1,049)	$(0.27)
Adjustments:
Amortization of intangible assets(1)	1,859	0.48	1,882	0.49
Stock-based compensation expense(2)	566	0.15	572	0.14
Other unusual items(3)	305	0.08	748	0.19
Discrete items impacting income tax expense(4)	113	0.03	41	0.01
Tax impact of adjustments(5)	(574)	(0.15)	(672)	(0.17)
Non-GAAP net income from continuing operations:	$1,224	$0.32	$1,522	$0.39
Weighted average number of common shares outstanding – diluted	3,844		3,857

(1)	The adjustments represent the amortization of intangible assets related to acquired assets and companies.
(2)	The adjustments represent stock-based compensation expense from continuing operations related to awards of stock options, restricted stock units, or common stock in exchange for services. Although we expect to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.
(3)	For the three months ended September 30, 2026, this adjustment gives effect to the gain on the change in fair value of our interest rate swap of $15,000. For the nine months ended September 30, 2026, this adjustment gives effect to the gain on the change in fair value of our interest rate swap of $34,000 and non-recurring fees of $339,000. For the three months ended September 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $2,000 and non-recurring fees, including acquisition, integration and divestiture costs of $214,000. For the nine months ended September 30, 2025, this adjustment gives effect to the loss on the change in fair value of our interest rate swap of $80,000, as well as corporate re-brand costs of $132,000 and non-recurring fees, including acquisition, integration and divestiture costs of $536,000.
(4)	This adjustment gives effect to discrete items that impact income tax expense. For the nine months ended September 30, 2026 and 2025, this relates to additional expense associated with vesting of stock-based compensation awards.
(5)	This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal tax rate of 21%.

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CALCULATION OF FREE CASH FLOW AND ADJUSTED FREE CASH FLOW

	Three Months Ended September 30,
	2026	2025

Net cash provided by operating activities (GAAP)	$469	$(582)
Payments for purchase of fixed assets and capitalized software	(94)	(8)
Free cash flow from continuing operations (Non-GAAP)	375	(590)
Cash paid for other unusual items (2)	–	172
Adjusted free cash flow from continuing operations (Non-GAAP)	$375	$(418)

	Nine Months Ended September 30,
	2026	2025

Net cash provided by operating activities (GAAP)	$1,513	$300
Payments for purchase of fixed assets and capitalized software	(325)	(43)
Free cash flow from continuing operations (Non-GAAP)	1,188	257
Cash paid for acquisition and integration related items (1)	–	118
Cash paid for other unusual items (2)	189	424
Adjusted free cash flow from continuing operations (Non-GAAP)	$1,377	$799

(1)	This adjustment gives effect to one-time corporate projects, including acquisition, divestiture and integration related expenses, paid during the periods.
(2)	For the nine months ended September 30, 2026, this adjustment relates to payments related to non-recurring expenses. For the three and nine months ended September 30, 2025, this relates to payments related to our corporate re-brand and other non-recurring fees.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date:	November 10, 2026
Time:	9:00 a.m. Eastern Time
Toll & Toll Free:	973-528-0002 | 877-545-0320
Access Code:	465972
Live Webcast:	https://www.webcaster5.com/Webcast/Page/2667/54718

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Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event.

Toll & Toll Free:	919-882-2331 | 877-481-4010
Passcode:	54718
Webcast Replay & Transcript	https://investors.accessnewswire.com/events-presentations

About ACCESS Newswire Inc.

We are ACCESS Newswire, a globally trusted Public Relations (PR) and Investor Relations (IR) solutions provider. With a focus on innovation, customer service, and value-driven offerings, ACCESS Newswire empowers brands to connect with their audiences where it matters most. From startups and scale-ups to multi-billion-dollar global brands, we ensure your most important moments make an impact and resonate with your audiences. To learn more visit www.accessnewswire.com.

Forward-Looking Statements

Certain statements in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “commit,” “estimate,” “predict,” “potential,” “outlook,” “guidance,” “target,” “goal,” “project,” “continue to,” “confident,” or the negative of those terms or other comparable terminology. The forward-looking statements in this press release include, among other things, the expected amount and timing of annualized costs savings from our October 2026 organizational changes, our expected return to top-line growth in 2027, our expectations regarding gross margin, Adjusted EBITDA margin and cash generation, our product roadmap and our positioning for our next phase of growth. Factors that could cause actual results to differ materially include, among others, our ability to realize the anticipated cost savings without adversely impacting sales, customer service or product development; continued softness in press release volumes; customer attrition, including PRO offerings; competition; and general economic conditions.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission at www.sec.gov, including the Company’s Annual Reports filed on Form 10-K, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and Quarterly Reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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For Further Information:

ACCESS Newswire Inc.
Brian R. Balbirnie
(919)-481-4000
brianb@accessnewswire.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

8

ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,989	$3,025
Accounts receivable (net of allowance for credit losses of $1,452 and $1,336, respectively)	3,423	3,884
Income tax receivable	34	–
Other current assets	881	1,513
Total current assets	7,327	8,422
Capitalized software (net of accumulated amortization of $4,157 and $3,923, respectively)	897	828
Fixed assets (net of accumulated depreciation of $751 and $669, respectively)	76	136
Right-of-use asset – leases	202	324
Other long-term assets	33	73
Goodwill	19,043	19,043
Intangible assets (net of accumulated amortization of $11,383 and $9,525, respectively)	7,617	9,475
Deferred tax asset	3,852	3,691
Total assets	$39,047	$41,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,300	$1,501
Accrued expenses	1,758	1,769
Income tax payable	31	133
Current portion of Notes payable	870	870
Deferred revenue	5,011	5,265
Total current liabilities	8,970	9,538
Long-term debt (net of debt discount of $39 and $52, respectively)	1,047	1,686
Deferred tax liability	85	86
Interest rate swap liability	–	20
Lease liabilities – long-term	48	317
Total liabilities	10,150	11,647
Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively.	–	–
Common stock $0.001 par value, 20,000,000 shares authorized, 3,782,759 and 3,850,435 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	4	4
Additional paid-in capital	24,803	25,005
Other accumulated comprehensive loss	(169)	(96)
Retained earnings	4,259	5,432
Total stockholders’ equity	28,897	30,345
Total liabilities and stockholders’ equity	$39,047	$41,992

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ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share amounts)

	For the Three Months Ended		For the Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2026	2025	2026	2025
Revenues	$5,515	$5,723	$16,460	$16,820
Cost of revenues	1,358	1,455	4,240	3,994
Gross profit	4,157	4,268	12,220	12,826
Operating costs and expenses:
General and administrative	1,408	1,484	4,539	5,189
Sales and marketing expenses	1,707	1,626	5,277	4,682
Product development	538	684	1,631	2,072
Depreciation and amortization	646	658	1,940	1,993
Total operating costs and expenses	4,299	4,452	13,387	13,936
Operating loss	(142)	(184)	(1,167)	(1,110)
Interest income (expense), net	(34)	207	(111)	14
Other income (expense), net	88	(1)	157	(80)
Income (loss) before taxes	(88)	22	(1,121)	(1,176)
Income tax expense (benefit)	(8)	67	(76)	(127)
Net loss from continuing operations	(80)	(45)	(1,045)	(1,049)
Net income (loss) from discontinued operations, net of tax	–	–	(128)	5,916
Net income (loss)	$(80)	$(45)	$(1,173)	$4,867
Loss from continuing operations per share – basic	$(0.02)	$(0.01)	$(0.27)	$(0.27)
Loss from continuing operations per share – fully diluted	$(0.02)	$(0.01)	$(0.27)	$(0.27)
Income (loss) from discontinued operations per share – basic	$–	$–	$(0.03)	$1.53
Income (loss) from discontinued operations per share – fully diluted	$–	$–	$(0.03)	$1.53
Income (loss) per share – basic	$(0.02)	$(0.01)	$(0.30)	$1.26
Income (loss) per share – fully diluted	$(0.02)	$(0.01)	$(0.30)	$1.26
Weighted average number of common shares outstanding – basic	3,819	3,869	3,844	3,856
Weighted average number of common shares outstanding – fully diluted	3,819	3,870	3,844	3,857

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ACCESS NEWSWIRE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	For the Nine Months Ended
	September 30,	September 30,
	2026	2025
Cash flows from operating activities:
Net income (loss)	$(1,173)	$4,867
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Loss (Gain) on disposal of business	192	(8,974)
Depreciation and amortization	2,174	2,231
Provision for credit losses	295	1,056
Change in fair value of interest rate swap	(34)	80
Deferred income taxes	(154)	(360)
Stock-based compensation expense	566	650
Non-cash interest expense	13	13
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	157	(1,056)
Decrease (increase) in other assets	309	331
Increase (decrease) in accounts payable	(199)	8
Increase (decrease) in income tax payable	(135)	1,509
Increase (decrease) in accrued expenses and other liabilities	(279)	(26)
Increase (decrease) in deferred revenue	(219)	(29)
Net cash provided by operating activities	1,513	300

Cash flows from investing activities:
Proceeds from Sale of Compliance Business	308	12,000
Capitalized software	(303)	(23)
Purchase of fixed assets	(22)	(20)
Net cash provided by (used in) investing activities	(17)	11,957

Cash flows from financing activities:
Payment of principal of Note Payable	(652)	(13,174)
Payment for stock repurchase and retirement	(768)	–
Net cash used in financing activities	(1,420)	(13,174)

Net change in cash and cash equivalents	76	(917)
Cash and cash equivalents – beginning	3,025	4,103
Currency translation adjustment	(112)	75
Cash and cash equivalents – ending	$2,989	$3,261

Supplemental disclosures:
Cash paid for income taxes	$177	$1,519
Cash paid for interest	$110	$368

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